Exhibit 4.2

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE ISSUER, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE INDENTURE, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

NEITHER THIS SECURITY NOR THE COMMON SHARES OF BENEFICIAL INTEREST ISSUABLE ON EXCHANGE OF THIS SECURITY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.  NEITHER THIS SECURITY NOR THE COMMON SHARES OF BENEFICIAL INTEREST ISSUABLE ON EXCHANGE OF THIS SECURITY, NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.  THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)); (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY OR ANY COMMON SHARES OF BENEFICIAL INTEREST ISSUABLE ON EXCHANGE OF THIS SECURITY, PRIOR TO THE TIME AT WHICH THIS SECURITY MAY BE RESOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), ONLY (a) TO CORPORATE OFFICE PROPERTIES, L.P.  (THE “ISSUER”), (b) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER), (c) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE UNDER RULE 144A, IN COMPLIANCE WITH RULE 144A TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (d) UNDER ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE

SECURITIES ACT (INCLUDING RULE 144), SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER UNDER CLAUSE (d) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

THIS LEGEND WILL BE REMOVED ON THE EARLIER OF THE TRANSFER OF THIS SECURITY UNDER CLAUSE 2(b) ABOVE OR ON ANY TRANSFER OF THIS SECURITY UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION).

CORPORATE OFFICE PROPERTIES, L.P.
4.25% EXCHANGEABLE SENIOR NOTES DUE 2030

Dated: April 7, 2010	PRINCIPAL AMOUNT
No.: 1	$240,000,000
CUSIP No.: 22003B AC0
ISIN No.: US22003BAC00

CORPORATE OFFICE PROPERTIES, L.P., a Delaware limited partnership (hereinafter called the “Issuer,” which term shall include any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, upon presentation, the principal sum of $240,000,000 (which principal amount may from time to time be decreased to such other principal amounts by adjustments made on the records of the Trustee hereinafter referred to in accordance with the Indenture referred to below) on April 15, 2030 and to pay interest on the outstanding principal amount thereon from October 15, 2010 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on April 15 and October 15 in each year, commencing on October 15, 2010, at the rate of 4.25% per annum, until the entire principal hereof is paid or made available for payment.  The Notes will be fully and unconditionally guaranteed by Corporate Office Properties Trust (the “Guarantor”), on a senior unsecured basis, in accordance with the provisions of Article 15 of the Indenture.

The interest so payable, and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note is registered at the Close of Business on the Record Date for such interest which shall be the April 1 or October 1, as the case may be, next preceding such Interest Payment Date.  Payment of the principal of and interest on this Note will be made at the office of the Issuer maintained by the Issuer for such purposes, which shall initially be an office or agency of the Trustee, or elsewhere as provided in the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Issuer, payment of interest may be made by (i) check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) transfer to an account of the Person entitled thereto located inside the United States.

Each Note of this series is one of a duly authorized issue of securities of the Issuer (herein called the “Notes”), issued under an Indenture, dated as of April 7, 2010 (the “Indenture”), between the Issuer, the Guarantor and Wells Fargo Bank, National Association, as trustee (herein called the “Trustee”).  Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee and the Noteholders and of the terms upon which the Notes are, and are to be, authenticated and delivered.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of and interest on all Notes may be declared, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

As provided in and subject to the provisions of the Indenture, unless the principal of all of the Notes of this series at the time Outstanding shall already have become due and payable, the Noteholder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Noteholder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes of this series, the Noteholders of not less than 25% in principal amount of the Notes of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee such reasonably security or indemnity as the

Trustee may require and the Trustee shall not have received from the Noteholders of a majority in principal amount of Notes of this series at the time Outstanding a direction inconsistent with such request, and the Trustee shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of security or indemnity.  The foregoing shall not apply to any suit instituted by the Noteholder of this Note for the enforcement of any payment of principal hereof or any interest on or after the respective due dates expressed herein.

Prior to April 20, 2015, the Issuer may not redeem the Notes except to preserve the Guarantor’s status as a real estate investment trust as described in Section 3.01 of the Indenture.  Subject to the terms and conditions of the Indenture, on or after April 20, 2015, the Issuer shall have the right to redeem the Notes, in whole or from time to time in whole or part, at a price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest.  Any such redemption shall be upon at least 30 days’ and no more than 60 days’ notice to Noteholders.

Subject to the terms and conditions of the Indenture, the Issuer will make all payments and deliveries in respect of the Fundamental Change Repurchase Price, the Put Right Repurchase Price, the redemption price and the principal amount on the Maturity Date, as the case may be, to the Noteholder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note.  The Issuer will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Issuer and the Trustee in certain circumstances, without the consent of the Noteholders, and in other circumstances, with the consent of the Noteholders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Noteholders.  It is also provided in the Indenture that the Noteholders of a majority in aggregate principal amount of the Notes at the time Outstanding may on behalf of the Noteholders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences except as provided in the Indenture.  Any such consent or waiver by the Noteholder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Noteholder and upon all future Noteholders and owners of this Note and any Notes which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and accrued and unpaid interest on this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.

The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof.  At the office or agency of the Issuer referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

The Notes are not subject to redemption through the operation of any sinking fund.

Upon the occurrence of a Fundamental Change, the Noteholder has the right, at such Noteholder’s  option, to require the Issuer to repurchase all of such Noteholder’s  Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to 100% of the principal amount of the Notes such Noteholder elects to require the Issuer to repurchase, together with accrued and unpaid interest to but excluding the Fundamental Change Repurchase Date.  The Issuer or, at the written request of the Issuer, the Trustee shall provide to all Noteholders of record a notice of the occurrence of a Fundamental Change and of the repurchase right arising as a result thereof on or before the twentieth day after the occurrence of any Fundamental Change.

On April 15, 2015, April 15, 2020 or April 15, 2025, the Noteholder has the right, at such Noteholder’s  option, to require the Issuer to repurchase all of such Noteholder’s  Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) at a price equal to 100% of the principal amount of the Notes such Noteholder elects to require the Issuer to repurchase, together with accrued and unpaid interest to but excluding the Put Right Repurchase Date.  Noteholders shall submit their Notes for repurchase to the Paying Agent at any time from the Open of Business on the date that is 25 Business Days prior to the applicable Put Right Repurchase Date until the Close of Business on the fifth Business Day prior to the Put Right Repurchase Date.

Subject to the provisions of the Indenture, the Noteholder has the right, at its option, to exchange all or any portion (if the portion to be exchanged is $1,000 principal amount or an integral multiple thereof) of such Notes at any time prior to the Close of Business on the Scheduled Trading Day immediately preceding April 20, 2015, into cash, Common Shares or a combination thereof, in each case at the Exchange Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.  The initial Exchange Rate is 20.7658 Common Shares for each $1,000 principal amount of Notes.  No fractional Common Shares will be issued upon any exchange, but an adjustment in cash will be paid to the Holder, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Note or Notes for exchange.  No adjustment shall be made for dividends or any shares issued upon exchange of such Note except as provided in the Indenture.

Upon due presentment for registration of transfer of this Note at the office or agency of the Company, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax, assessments or other governmental charge imposed in connection therewith.

The Issuer, the Trustee, any Authenticating Agent, any Paying Agent, any Exchange Agent and any Security Registrar may deem and treat the registered Noteholder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof, or on account hereof, for the exchange hereof and for all other purposes, and neither the Issuer nor the Trustee nor any other Authenticating Agent nor any Paying Agent nor any other Exchange Agent nor any Security Registrar shall be affected by any notice to the contrary.  All payments made to or upon the order of such registered Noteholder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Note.

No recourse for the payment of the principal of, or accrued and unpaid interest on, this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, employee, agent, officer, director, trustee or subsidiary, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

Terms used in this Note and defined in the Indenture are used herein as therein defined.  Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TENANT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform gift to Minors Act).

THE INDENTURE AND THE NOTES, INCLUDING THIS NOTE (WHICH SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK), SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THEREOF.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused “CUSIP” numbers to be printed on the Notes of this series as a convenience to the Noteholders of such Notes.  No representation is made as to the correctness or accuracy of such CUSIP numbers as printed on the Notes, and reliance may be placed only on the other identification numbers printed hereon.

No Noteholder shall be entitled to exchange such Notes for Common Shares to the extent that receipt of such Common Shares would cause such Noteholder (together with such Noteholder’s  affiliates) to exceed the applicable ownership limit contained in the Declaration of Trust of the Guarantor as then in effect.

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Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed by the undersigned officer.

CORPORATE OFFICE PROPERTIES, L.P.

By:	Corporate Office Properties Trust
Its General Partner

By:	/s/ Randall M. Griffin
Name: Randall M. Griffin
Title: President & Chief Executive Officer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION:

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Lynn M. Steiner
Authorized Signatory

Dated: April 7, 2010

NOTATION OF GUARANTEE

The Guarantor listed below (hereinafter referred to as the “Guarantor,” which term includes any successors or assigns under the Indenture, dated the date hereof, among the Guarantor, the Issuer (defined below) and Wells Fargo Bank, National Association, as trustee (the “Indenture”)), has irrevocably and unconditionally guaranteed on a senior basis the Guarantee Obligations (as defined in Section 15.01 of the Indenture), which include (i) the due and punctual payment of the principal of, premium, if any, and interest and Additional Interest, if any, on the 4.25% Exchangeable Senior Notes due 2030 (the “Notes”) of Corporate Office Properties, L.P., a Delaware limited partnership (the “Issuer”), whether at maturity, by acceleration, call for redemption, upon a repurchase or otherwise, the due and punctual payment of interest on the overdue principal and premium, if any, and (to the extent permitted by law) interest on any interest on the Notes, and the due and punctual performance of all other obligations of the Issuer, to the Noteholders or the Trustee all in accordance with the terms set forth in Article 15 of the Indenture, and (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration, call for redemption, upon a repurchase or otherwise.

The obligations of the Guarantor to the Noteholders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article 15 of the Indenture and reference is hereby made to such Indenture for the precise terms of this Guarantee.

No past, present or future trustee, officer, employee, incorporator or shareholder (direct or indirect) of the Guarantor (or any such successor entity), as such, shall have any liability for any obligations of the Guarantor under this Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.

The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, the benefit of discussion, protest or notice with respect to the Notes and all demands whatsoever.

This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon the Guarantor and its successors and assigns until full and final payment of all of the Issuer’s obligations under the Notes and Indenture or until legally discharged in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Noteholders, and, in the event of any transfer or assignment of rights by any Noteholder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.  This is a Guarantee of payment and performance and not of collectability.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual or facsimile signature of one of its authorized officers.

The obligations of the Guarantor under this Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

THE TERMS OF ARTICLE 15 OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.  Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

IN WITNESS WHEREOF, the Guarantor has caused this instrument to be duly executed.

Dated:  April 7, 2010

CORPORATE OFFICE PROPERTIES TRUST

By:	/s/ Randall M. Griffin
	Name:	Randall M. Griffin
	Title:	President & Chief Executive Officer

EXCHANGE NOTICE

TO:	CORPORATE OFFICE PROPERTIES, L.P.
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

The undersigned registered owner of this Note hereby irrevocably exercises the option to exchange this Note, or the portion thereof (which is $1,000 or a multiple thereof) below designated, into cash and, if applicable, Common Shares, cash, or a combination thereof, as the case may be, at the election of the Issuer, in accordance with the terms of the Indenture referred to in this Note, and directs that the Common Shares, if any, issuable and deliverable upon such exchange, together with any check in payment for cash, if any, payable upon exchange or for fractional shares and any

Notes representing any unexchanged principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below.  Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.  If shares or any portion of this Note not exchanged are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto.  Any amount required to be paid by the undersigned on account of interest accompanies this Note.

The undersigned registered owner of this Note hereby certifies that it or the Person on whose behalf the Notes are being exchanged is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act of 1933, as amended.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

Fill in the registration of Common Shares, if any, if to be issued, and Notes if to be delivered, and the person to whom cash and payment for fractional shares is to be made, if to be made, other than to and in the name of the registered holder:

Please print name and address

(Name)

(Street Address)

(City, State and Zip Code)

Principal amount to be exchanged (if less than all):

Social Security or Other Taxpayer Identification Number:

NOTICE:  The signature on this Exchange Notice must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

REPURCHASE NOTICE

TO:                            CORPORATE OFFICE PROPERTIES, L.P.
WELLS FARGO BANK, NATIONAL ASSOCIATION

The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from Corporate Office Properties, L.P.  (the “Issuer”) regarding the right of Noteholders to elect to require the Issuer to repurchase the Notes and requests and instructs the Issuer to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in cash, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount or portion thereof, together with accrued and unpaid interest to, but excluding, the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, to the registered holder hereof.  Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.  The Notes shall be repurchased by the Issuer as of the Put Right Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, pursuant to the terms and conditions specified in the Indenture.

NOTICE:  The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.  Note Certificate Number (if applicable):

Principal amount to be repurchased (if less than all, must be $1,000 or whole multiples thereof):

Social Security or Other Taxpayer Identification Number:

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

ASSIGNMENT

For value received                                            hereby sell(s) assign(s) and transfer(s) unto                                                              (Please insert social security or other Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                                                    attorney to transfer said Note on the books of the Issuer, with full power of substitution in the premises.

In connection with any transfer of the Note, the undersigned confirms that such Note is being transferred:

☐                                    To Corporate Office Properties, L.P., Corporate Office Properties Trust or a subsidiary of Corporate Office Properties, L.P.; or

☐                                    Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended; or

☐                                    To a person the undersigned reasonably believes is a qualified institutional buyer that is purchasing for its own account or for the account of another qualified institutional buyer and to whom notice is given that the transfer is being made in reliance on Rule 144A, all in compliance with Rule 144A (if available); or

☐                                    Pursuant to a Registration Statement which has been declared effective under the Securities Act of 1933, as amended, and which continues to be effective at the time of transfer.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

NOTICE:  The signature on this Assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

SCHEDULE OF INCREASES OR DECREASES IN NOTE

The initial principal amount of this Global Note is                                  ($                            ).  The following increases or decreases in part of this Note have been made:

Date	Amount of Increase in Principal Amount of this Note	Amount of Decrease in Principal Amount of this Note	Principal Amount of this Note following such Increase or Decrease	Signature of Authorized Signatory of Trustee